UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 9, 2025

CHIMERA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-33796

Maryland	26-0630461
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Ste 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(888) 895-6557

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange
9.000% Senior Notes due 2029	CIMN	New York Stock Exchange
9.250% Senior Notes due 2029	CIMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2025, Chimera Investment Corporation (the “Company”) launched and priced a registered underwritten public offering of $115 million aggregate principal amount of 8.875% Senior Notes due 2030 (the “Notes”). Pursuant to the Underwriting Agreement (as defined below), the Company also granted the Underwriters (as defined below) a 30-day option to purchase up to an additional $17.25 million aggregate principal amount of the Notes to cover over-allotments, if any.

The Notes were sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-283045) (the “Registration Statement”) and a related prospectus, as supplemented by a prospectus supplement dated September 9, 2025, filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the issuance and sale of the Notes, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated as of September 9, 2025, by and among the Company and Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co., as underwriters (collectively, the “Underwriters”), whereby the Company agreed to sell to the Underwriters and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes. The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The offering of the Notes is scheduled to close on September 16, 2025, subject to customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit

1.1	Underwriting Agreement, dated September 9, 2025, by and among the Company, and Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION (REGISTRANT)
Date: September 10, 2025

	By:	/s/ Miyun Sung
	Name:	Miyun Sung
	Title:	Chief Legal Officer and Secretary